EXHIBIT 10.1

EMPLOYMENT AGREEMENT AMENDMENT

EMPLOYMENT AGREEMENT AMENDMENT effective as of January 1, 2010 by and among Pharma-Bio Serv, Inc.(PBSV) with its principal office at 6 Carr. 696, Dorado, Puerto Rico 00646 (the “Company”), and Elizabeth Plaza, with residence in Dorado, Puerto Rico   (“Executive”) (both hereinafter “the Parties”).

W I T N E S S E T H:

WHEREAS, the Company has engaged Executive as its Chief Executive Officer and desires to continue to obtain the benefits of Executive’s knowledge, skill and ability in connection with managing the Company and to continue to employ Executive on the terms and conditions agreed upon in Employment Agreement dated January 25, 2006, and subsequent amendments.

WHEREAS, PBSV desires to extend Executive to serve as its Chief Executive Officer for six (6) additional months starting on January 1, 2010.

NOW THEREFORE in exchange for the mutual promises and undertakings herein, the Parties agree as follows:

1.	The Agreement dated January 25, 2006, and subsequent amendments are hereby modified to restore Section “3. Compensation and Other Benefits” of the Agreement dated January 25, 2006, in its entirety.
2.	The Agreement dated January 25, 2006, and subsequent amendments are hereby modified to extend Executive’s employment term for six (6) additional months starting on January 1, 2010.
3.	In all other respects the Employment Agreement dated January 25, 2006, and subsequent amendments shall remain in full force and effect and unaltered.

IN WITNESS WHEREOF, the parties have executed this Agreement in Dorado, Puerto Rico, this 1st day of January, 2010.

PHARMA-BIO SERV, INC.	EXECUTIVE:

/s/ Kirk Michel	/s/ Elizabeth Plaza
Kirk Michel	Elizabeth Plaza